As filed with the Securities and Exchange Commission on October 7, 2020
Registration No. 333-128213
Registration No. 333-99979
Registration No. 333-89353
Registration No. 333-42341

UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-128213
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-99979
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-89353
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-42341
ON
FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
UNIT CORPORATION
(Exact name of registrants as specified in their charters)

Delaware	1311	73-1283193
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
	8200 South Unit Drive Tulsa, Oklahoma 74132 (918) 493-7700
(Address, including zip code, and telephone number, including area code, of Registrants’ principal executive offices)
Andrew E. Harding
Associate General Counsel
Unit Corporation
8200 South Unit Drive
Tulsa, Oklahoma 74132
(918) 493-7700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
with copy to:

Michael S. Telle Vinson & Elkins L.L.P. 1001 Fannin Street, Suite 2500 Houston, Texas 77002 (713) 758-2222

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated file, an accelerated file, a non-accelerated file, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☒
Non-accelerated filer	☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES
Unit Corporation (Company) is filing these Post-Effective Amendments on Form S-1 to the following Form S-3 Registration Statements (Registration Statements), which have been previously filed with the Securities and Exchange Commission (SEC), to deregister any and all securities registered but unsold or otherwise unissued as of the date hereof:

1.Registration Statement on Form S-3 (File No. 333-128213), filed with the SEC on September 9, 2005, pertaining to the registration of 246,053 shares of the Company’s common stock, par value $0.20 per share (Common Stock).
2.Registration Statement on Form S-3 (File No. 333-99979), filed with the SEC on September 20, 2002, pertaining to the registration of 7,220,000 shares of Common Stock.
3.Registration Statement on Form S-3 (File No. 333-89353), filed with the SEC on October 19, 1999, pertaining to the registration of 1,000,000 shares of Common Stock.
4.Registration Statement on Form S-3 (File No. 333-42341), filed with the SEC on December 16, 1997, pertaining to the registration of up to 1,300,000 shares of Common Stock.

On May 22, 2020, the Company and its wholly owned subsidiaries, Unit Petroleum Company, Unit Drilling Company, 8200 Unit Drive, L.L.C., Unit Drilling Colombia, L.L.C. and Unit Drilling USA Colombia, L.L.C. (collectively, the Debtors), filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code with the United States Bankruptcy Court for the Southern District of Texas, Houston Division. The Debtors’ Chapter 11 cases were jointly administered under the caption In re Unit Corporation, et al., Case No. 20-32740 (Chapter 11 Cases).

In connection with the Chapter 11 Cases, the Company has terminated all offerings pursuant to the Registration Statements. In accordance with the undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that have been registered for issuance and remain unsold at the termination of the offering, the Company hereby removes from registration all of such securities registered under the Registration Statements but remain unsold or unissued as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused these Post-Effective Amendments on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on October 7, 2020.

UNIT CORPORATION

By:	/s/ Mark E. Schell
	Name:	Mark E. Schell
	Title:	Executive Vice President, Corporate Secretary and General Counsel